Exhibit 10.3

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT is entered into as of this 24th day of March, 2020, by and between Trek Therapeutics, PBC, a Delaware public benefit corporation (“Seller”), and NeuroClear Technologies, Inc., a Delaware corporation (“Buyer”).

RECITALS

WHEREAS, Buyer desires to purchase the Purchased Assets and assume the Assumed Liabilities from Seller, on the following terms and conditions; and

WHEREAS, Seller desires to sell, assign, transfer and convey the Purchased Assets and assign the Assumed Liabilities to Buyer, on the following terms and conditions;

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.        Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below; other terms are defined throughout the Agreement.

1.1     “Actions” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

1.2     “Additional Payment Event” has the meaning set forth in Section 3.1(a)(v).

1.3     “Affiliate” means, with respect to a person, any other person which, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such person. For purposes of the foregoing sentence, “control” of a person means the power, direct or indirect, to direct or cause the direction of the management and policies of such person whether by contract or otherwise and, in any event and, without limitation of the previous sentence, any person owning more than fifty percent (50%) of the voting securities of another person shall be deemed to control that person.

1.4     “Agreement” means this purchase agreement as executed on the date hereof and as amended or supplemented in accordance with the terms hereof, including all Schedules and Exhibits hereto.

1.5     “Assigned Contracts” means all Contracts to which Seller is a party relating exclusively to the Purchased Assets. For the avoidance of doubt, the Assigned License Agreement is an Assigned Contract.

1.6     “Assigned Intellectual Property Rights” means all intellectual property owned, licensed or otherwise controlled by Seller or any of its Affiliates solely to the extent related to the Compounds, including the Patents, Trademarks, Know How and the Technical Information.

1.7     “Assigned License Agreement” means that certain Assignment and License Agreement, dated as of July 12, 2016, by and between Seller and Vertex Pharmaceuticals Incorporated, as amended.

1.8     “Assignment and Assumption Agreement” has the meaning set forth in Section 2.4(a)(ii).

1.9     “Assumed Liabilities” has the meaning set forth in Section 2.2(a).

1.10     “Bill of Sale” has the meaning set forth in Section 2.4(a)(i).

1.11     “Business” means the Development of the Products, as conducted by Seller and its Affiliates in the ordinary course prior to the Effective Time.

1.12     “Business Day” means any day that is not a Saturday, Sunday or a legal holiday in the State of Delaware, United States of America.

1.13     “Buyer” has the meaning set forth in the preamble.

1.14     “Buyer Indemnified Persons” has the meaning set forth in Section 7.1.

1.15     “Closing” means the consummation of the transactions contemplated by this Agreement on the date hereof as provided for in Section 2.

1.16     “Closing Date” means the date that this Agreement is signed by all Parties.

1.17     “Compounds” means each of that certain (i) VX-222 compound, and (ii) VX-497 compound, in the case of each of the foregoing (i) and (ii) having the chemical structure depicted on Exhibit D to the Assigned License Agreement and in each case including any and all salts, esters, metabolites, prodrugs, acid forms, base forms, steroisomers, racemates, tautomers, polymorphs, solvates, hydrates and crystalline forms thereof.

1.18     “Contract” means any written contract, agreement, license, development agreement, services agreement, indenture, mortgage, deed of trust, evidence of Indebtedness, binding commitment or instrument to which Seller in respect of any the Business or any of the Purchased Assets, is a party or by which it is bound.

1.19     “Defense Notice” has the meaning set forth in Section 7.5(a).

1.20     “Deferred Cash Payment” has the meaning set forth in Section 3.1(a)(iii).

1.21     “Deferred Stock Payment” has the meaning set forth in Section 3.1(a)(iv).

1.22     “Deferred Sublicensing Consideration” has the meaning set forth in Section 3.1(a)(v).

1.23     “Deferred Total Payment” has the meaning set forth in Section 3.1(a)(v).

1.24     “Develop” (and, with correlative meanings, the terms “Development” and “Developing”) means and refers to all activities related to research, testing, test method development and stability testing, bioequivalency studies, toxicology, formulation, process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, statistical analysis and report writing, the preparation of regulatory applications, regulatory affairs with respect to the foregoing, and all other substantially related activities.

1.25     “Effective Time” means 12:01 a.m. Eastern Standard Time on the Closing Date.

1.26     “Encumbrance” means any lien, security interest, license, claim, restriction upon the use or disclosure, or other encumbrance of any kind or nature.

1.27     “Excluded Assets” has the meaning set forth in Section 2.1.

1.28     “Excluded Liabilities” has the meaning set forth in Section 2.2(b).

1.29     “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.30     “FDA Approval” the approval granted by the FDA to manufacture and market a COVID-19 vaccine containing the Compounds on a commercial basis in the United States.

1.31      “GAAP” means U.S. generally accepted accounting principles, consistently applied.

1.32     “Governmental Authority” means any instrumentality, subdivision, court, administrative agency, department, commission, official or other authority of any country, state, province, municipality or other governmental or political subdivision, or any quasi-governmental or private body exercising any regulatory or other governmental authority of any kind.

1.33     “Indebtedness” means:, (i) all indebtedness for borrowed money; (ii) accrued interest expense, prepayment premiums, break-up fees, obligations under financial swaps, bank fees, drawn letters of credit, deferred purchase price, capital lease obligations, present value of any underfunded pension obligations, customer deposits, or accrued expenses outside the ordinary course (e.g. unpaid sponsor fees/receivables, consulting fees, acquisition-related cost liabilities, payments due former owners of acquired businesses, or liabilities related to discontinued operations); (iii) guaranties securing indebtedness for borrowed money or any other indebtedness of any kind; (iv) all deferred compensation obligations, (v) collected deferred revenue; and (vi) all interest, any premiums payable or any other costs or charges (including any prepayment penalties, termination fees, breakage costs, make-whole and expense reimbursements) on any instruments or obligations described in clauses (i) through (vi) hereof, all as the same may be payable upon the complete and final payoff thereof, regardless of whether such payoff occurs prior to, simultaneous with or following the Closing.

1.34     “Indemnified Party” has the meaning set forth in Section 7.4.

1.35     “Indemnifying Party” has the meaning set forth in Section 7.4.

1.36     “Indemnity Claim Notice” has the meaning set forth in Section 7.4.

1.37     “Inventory” means all of Seller’s inventory, raw materials, active pharmaceutical ingredients, excipients, intermediaries, reagents, supplies, packaging, and work in progress owned by Seller solely to the extent relating to the Compounds.

1.38     “IP Matters Agreement” has the meaning set forth in Section 2.4(a)(iii).

1.39     “Judgment” means, collectively, any judicial decree, judgment, writ, injunction, stipulation or other judicial order or any arbitration award.

1.40     “Know-How” means any and all know-how, show-how, technical and non-technical information, trade secrets, formulae, techniques, sketches, drawings, materials, models, inventions, designs, specifications, processes, apparatus, equipment, databases, research, experimental work, development, pharmacology and clinical data, software programs and applications, software source documents, third-party licenses, and any related type of proprietary intellectual property right other than the Patents, in each case solely to the extent related to, or necessary or useful for, the manufacture, composition, use, distribution, marketing, promotion, sale, administration or formulation of the Compounds, that are owned or licensed by Seller or any of its Affiliates and that exist as of the Closing Date.

1.41     “Law” means any statute, law, ordinance, decree, order, injunction, rule, directive, or regulation of any Governmental Authority, and includes rules and regulations of any regulatory authority compliance with which is required by law.

1.42     “Liability” means any obligation, claim or liability of any nature (whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, express or implied, primary or secondary, direct or indirect or otherwise, and whether due or to become due).

1.43     “Losses” has the meaning set forth in Section 7.1.

1.44     “Milestone Event” has the meaning set forth in Section 3.1(a)(iii).

1.45     “Party” means Seller or Buyer, and “Parties” means both of them.

1.46     “Patent(s)” means (i) all patents and patent applications and any patents issuing therefrom, (ii) any substitutions, divisions, additions, continuations, continuations-in-part, reissues, renewals, registrations, confirmations, re-examinations, patents resulting from any post-grant proceeding, extensions, supplementary protection certificates, term extensions (under applicable patent law or other applicable law and regulation), certificates of invention and the like, and any provisional applications of any such patents or patent application, (iii) any foreign or international equivalent of any of the foregoing, and (iv) the right to claim priority to any of the foregoing, in the case of each of the foregoing (i), (ii), (iii), and (iv) to the extent owned or licensed by Seller or any of its Affiliates to the extent related to or that cover, in whole or in part, the manufacture, composition, use, distribution, marketing, promotion, sale, administration or formulation of the Compounds in the Territory.

1.47     “Person” means any individual, firm, corporation, partnership, limited liability company, trust, joint venture, Governmental Authority or other entity.

1.48     “Proceeding” or “Proceedings” means any action, arbitration, audit, examination, hearing, litigation or suit (whether civil, criminal, administrative), action, demand, hearing, or other proceeding commenced, brought, conducted on behalf of by or before, or otherwise involving any Governmental Authority or any arbitration proceeding.

1.49     “Purchased Assets” has the meaning set forth in Section 2.1.

1.50     “Purchase Price” has the meaning set forth in Section 3.1(a)(v).

1.51     “Regulatory Application” means an application or submission, and all supplements and amendments thereto, submitted to the FDA for the Development, manufacture, sale, import, transport, distribution and marketing of all of the Compounds.

1.52     “Regulatory Material” means all of the following, in each case solely to the extent related to the Compounds, and any product containing any Compound, that are owned, in the possession or under the control of Seller or any of its Affiliates (and intellectual property and proprietary rights in or associated therewith): (i) technological, scientific, development, chemical, biological, pharmacological, toxicological, regulatory, R&D notebooks and related materials, (ii) batch records, stability records, methods and other records and information required to support the manufacture, composition, use, distribution, marketing, promotion, sale, administration or formulation of the Compounds, (iii) product safety related information and all other adverse event, complaint files and other reports and information relating to the Compounds or any product containing any Compound(s), (iv) written correspondence with any other Regulatory Authority and all supporting documents with respect thereto and (v) other data, files, records and other information (in any form or medium, wherever located) similar to the foregoing.

1.53     “Schedules” means all of the schedules attached hereto, dated as of the date of this Agreement, delivered by Seller to Buyer in connection with this Agreement.

1.54     “Seller” has the meaning set forth in the preamble.

1.55     “Seller Indemnified Persons” has the meaning set forth in Section 7.2.

1.56     “Seller’s Knowledge” means the actual knowledge of Jerry Zeldis.

1.57     “Tax Return” means any return, declaration, report, claim for refund, information return or statement, election, or statement of foreign bank and financial account (such as FinCEN Form 114 or any similar or successor reporting requirement) required to be filed or actually filed with a Governmental Authority with respect to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

1.58     “Taxes” means all taxes, charges, fees, levies, or other like assessments, including without limitation, all federal, possession, state, city, county, and foreign (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, payroll, employment (including Social Security, unemployment insurance and employee income tax withholding), franchise, gross receipts, license, sales, use, goods and services, transfer, registration, stamp, occupation, real property, personal property, capital, severance, premium, windfall profits, corporate, net worth, environmental, customs, duties, capital stock, inventory, ad valorem, value added, excise, unclaimed property, escheat, Pension Benefit Guaranty Corporation premiums, recapture, alternative or add-on minimum, estimated tax, any other governmental charges of the same or similar nature to any of the foregoing, and any interest, penalty, or addition to any of the foregoing, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other person. Any one of the foregoing Taxes shall be referred to sometimes as a “Tax”.

1.59     “Technical Information” means all data and other information solely to the extent related to the Compounds, including without limitation the manufacture and use thereof, that has been or will be used for the registration of the Compounds in the Territory, that is owned or licensed by Seller or any of its Affiliates or otherwise in the possession of, developed by or on behalf of, or otherwise controlled by Seller or any of its Affiliates, and that exists as of the Closing Date, and all related information that is necessary or reasonably useful for development or commercialization of the Compounds or that otherwise relates, in whole or in part, to the manufacture, composition, use, distribution, marketing, promotion, sale, administration or formulation of the Compounds and products containing any Compound(s), including all applicable information regarding manufacturing technology, techniques, protocols, methods, improvements, specifications and test methods, raw material, stability and other applicable specifications.

1.60     “Territory” means worldwide.

1.61     “Third Party” means any person who or which is neither a Party nor an Affiliate of a Party.

1.62     “Third Party Claim” has the meaning set forth in Section 7.5(a).

1.63     “Trademarks” means any and all trademarks, service marks, service names, trade names, internet domain names, barad marks, logos and associated artwork, trade dress, package designs, Compound inserts, labels and other indicia of origin, whether or not registered, including all common law rights thereto and all goodwill associated therewith, and registrations and applications for registration thereof and extensions, renewals, continuations or re-issues thereof, or amendments or modifications thereto, in each case that is owned, licensed or sublicensed by Seller or any of its Affiliates to the extent used or held for use in connection with the Compounds in the Territory.

1.64     “Transfer Taxes” means any and all sales, use, value-added, gross receipts, registration, stamp or other similar transfer Taxes incurred in connection with the transfer and purchase of the Purchased Assets, as contemplated by the terms of this Agreement, including all recording or filing fees, notarial fees and other similar costs of Closing, that may be imposed upon, or payable, collectible or incurred.

1.65     “Upfront Cash Payment” has the meaning set forth in Section 3.1(a)(i).

1.66     “Upfront Stock Payment” has the meaning set forth in Section 3.1(a)(ii).

2.     Closing; Sale, Assignment, and Delivery.

2.1     Sale of Purchased Assets; Excluded Assets. Effective as of the Closing, subject to the terms and conditions of this Agreement, Seller hereby irrevocably sells, assigns, transfers, conveys, and delivers to Buyer, and Buyer hereby purchases, accepts and acquires from Seller and its Affiliates all right, title and interest of Seller and its Affiliates, free and clear of any Encumbrance, all right, title and interest of any nature, kind and character, solely in and to the following assets, properties and rights (the “Purchased Assets”):

(a)     the Compounds;

(b)     the Assigned License Agreement and the Assigned Contracts;

(c)     the Assigned Intellectual Property Rights;

(d)     the Regulatory Material and Regulatory Applications;

(e)     all Inventory; and

(f)     each of the other assets, properties and rights of Seller and its Affiliates, including any Actions and domain names, solely to the extent related to the foregoing or are necessary for the exploitation of the Purchased Assets.

Seller and Buyer expressly agree and acknowledge that the Purchased Assets will not include any assets (whether real personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise, and wherever situated) that are not Purchased Assets (the “Excluded Assets”).

2.2     Liabilities.

(a)     Assumed Liabilities. Subject to the provisions of this Agreement, at the Closing, pursuant to the Assignment and Assumption Agreement, Buyer shall assume the Assumed Liabilities (as defined below). Buyer will not assume or have any responsibility of any nature with respect to any Liability of Seller that is not an Assumed Liability. The assumption of the Assumed Liabilities by Buyer hereunder shall not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller or any of their respective subsidiaries, if any, or prevent Buyer from contesting in good faith the rights of such parties or its obligations under such contracts or arrangements. For purposes of this Agreement, the term “Assumed Liability” means of, and “Assumed Liabilities” means all of, only the following (and excluding in all cases the Excluded Liabilities):

i.     all Liabilities to the extent arising out of or resulting from the operation, ownership, possession or control of any of the Purchased Assets from and after the Effective Time;

ii.     all Liabilities under the Assigned License Agreement, including any and all Liabilities in respect of Milestone Payments (as defined therein), royalty payments, and any other payments due thereunder, other than any

Liability arising out of, or resulting from, Liabilities actually incurred and due, or any event, state of facts, occurrence, circumstance, development or change that arose or existed, at or prior to the Closing;

iii.     all Liabilities under the Assigned Contracts, other than any Liability arising out of, or resulting from, Liabilities actually incurred and due, or any event, state of facts, occurrence, circumstance, development or change that arose or existed, at or prior to the Closing; and

iv.     those certain Liabilities incurred by Seller prior to the date hereof and listed on Schedule 2.2(a)(iv).

(b)     Excluded Liabilities. Other than the Assumed Liabilities expressly assumed by Buyer, Buyer does not hereby and will not assume or become liable for and shall not be obligated to pay or satisfy any obligation, debt or liability whatsoever, whether fixed, contingent or otherwise, of Seller, any Affiliate of Seller, or any other person, including, without limitation any Indebtedness or other claim, liability, obligation or Tax arising out of the ownership or use of the Purchased Assets prior to the Effective Time whether or not disclosed on the Schedules attached hereto, and regardless of when or by whom asserted, and including any Liabilities to the extent associated with any Excluded Assets (collectively, the “Excluded Liabilities”).

2.3     Closing. The consummation of the transactions contemplated by this Agreement shall take place remotely with the execution of this Agreement by e-mail exchange of electronic (.pdf format) counterpart signature pages on the date hereof. The Closing shall be effective as of the Effective Time.

2.4     Deliveries. At the Closing or, solely with respect to sub-clauses (a)(iii) and (b)(iv) below regarding the IP Matters Agreement, as soon as practicable after the Closing:

(a)     Seller shall deliver or cause to be delivered to Buyer:

i.     a bill of sale, substantially in the form attached hereto as Exhibit A (the “Bill of Sale”), for the transfer of Purchased Assets, duly executed by Seller;

ii.     an assignment and assumption agreement, substantially the form attached hereto as Exhibit B (the “Assignment and Assumption Agreement”) in respect of the Assigned License Agreement and the Assigned Contracts, duly executed by Seller;

iii.     an intellectual property assignment agreement, substantially in the form attached hereto as Exhibit C (the “IP Matters Agreement”), duly executed by Seller; and

iv.     such other customary documents, instruments or certificates as shall be reasonably requested by the Buyer and as shall be consistent with the terms of this Agreement including any necessary documents or records to the extent related to any of the Purchased Assets.

(b)     Subject to and in accordance with Section 3 hereof, Buyer shall deliver or cause to be delivered to Seller,

i.     the Upfront Cash Payment (minus the amount of the accounts payable set forth on Schedule 2.4(b), which shall be paid by Buyer at or following Closing);

ii.     evidence that Upfront Stock Payment has been issued in book entry form;

iii.     the Bill of Sale, duly executed by Buyer;

iv.     the Assignment and Assumption Agreement, duly executed by Buyer;

v.     the IP Matters Agreement, duly executed by Buyer; and

vi.     such other customary documents, instruments or certificates as shall be reasonably requested by the Buyer and as shall be consistent with the terms of this Agreement.

2.5     Completion of Transfers and Assurance of Beneficial Interest. The entire beneficial interest in and to, and the risk of loss with respect to, the Purchased Assets, shall pass to Buyer at Closing as of the Effective Time. In the event that, notwithstanding, the sale of the Purchased Assets hereunder at Closing, legal title to any of the Purchased Assets is not fully transferred or hereunder at Closing, Seller or an Affiliate thereof holding such Purchased Assets shall hold such Purchased Assets as nominee for Buyer until completion of such transfers. In addition, if and to the extent any right, title or interest in or to any Purchased Assets is owned by any Affiliate of Seller, Seller shall procure from such Affiliate all documentation necessary to fully and completely effect the transfer of such Purchased Assets to Buyer.

2.6     No Obligation to Manufacture. The terms of this Agreement relate only to the divesture of Purchased Assets and notwithstanding anything to the contrary herein or otherwise Seller shall have no further obligations or liabilities to supply, manufacture, or distribute any product of any kind in support of Buyer’s commercialization efforts.

3.     Purchase Price and Payment.

3.1     Purchase Price.

(a)     The purchase price for the Purchased Assets and Seller’s performance of its obligations hereunder shall be, collectively, as follows:

i.      an upfront payment of Three Hundred and Fifty Thousand Dollars ($350,000), payable in full at the Closing in immediately available funds to such account as expressly designated by Seller in writing (the “Upfront Cash Payment”);

ii.     the issuance to Seller of 634,910 restricted shares of common stock of Buyer, which number of restricted shares of common stock represent no less than seven and one-half percent (7.5%) of the issued and outstanding common stock of Buyer, on a fully diluted basis, as of the Closing (rounded up to the nearest whole number of shares) (the “Upfront Stock Payment”);

iii.     a deferred payment of Five Hundred Thousand Dollars ($500,000), payable in full within five (5) Business Days following receipt of FDA Approval (the “Milestone Event”) in immediately available funds to such account as expressly designated by Seller in writing (the “Deferred Cash Payment”);

iv.     the issuance to Seller within five (5) Business Days of the occurrence of the Milestone Event of such aggregate number of restricted shares of common stock of Buyer (rounded up to the nearest whole number of shares of) representing no less than two and one-half percent (2.5%) of the issued and outstanding common stock of Buyer as of the date of such Milestone Event (the “Deferred Stock Payment”); and

v.     in the event of any sublicensing, sale, transfer, assignment, exclusive license or similar arrangement or transaction, whether or not resulting in a change of control of Buyer, by Buyer or any of its Affiliates or successors or assigns of any of the rights acquired by Buyer hereunder with respect to the Compounds, the Assigned License Agreement and/or the Assigned Intellectual Property (any of the preceding, an “Additional Payment Event”), an amount equal to no less than ten percent (10%) of any consideration received by Buyer or any of its Affiliates or successor or assigns in connection with any such Additional Payment Event (the “Deferred Sublicensing Consideration”, and collectively with the Deferred Stock Payment and the Deferred Cash Payment, the “Deferred Total Payment”; and all of the foregoing collectively with the Upfront Cash Payment, and Upfront Stock Payment, the “Purchase Price”).   Notwithstanding the foregoing, Seller shall not be entitled to any further Deferred Sublicensing Consideration from and after the later of the (A) occurrence of the Milestone Event, or (B) three (3) year anniversary of the Closing Date.

3.2     Taxes and Withholding.

(a)     Buyer shall pay all Transfer Taxes incurred in connection with the consummation of the transactions contemplated by this Agreement, and shall file, at its own expense, all necessary tax returns and other documentation with respect to all such taxes.

(b)     Notwithstanding any provision hereof to the contrary, Buyer shall be entitled to deduct and withhold from any consideration otherwise payable under the terms of this Agreement such amounts as it is required to deduct and withhold pursuant to any provision of Law, including those related to or regarding Taxes. To the extent that amounts are so withheld by Buyer under any provision of this Agreement, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the recipients in respect of which such deduction and withholding was made.

4.     Representations and Warranties of Seller. Seller represents and warrants to Buyer that the following statements are true, correct and complete as of the date hereof:

4.1     Existence and Capacity. Seller (i) is a public benefit corporation, duly organized and validly existing in good standing under the laws of the State of Delaware; and (ii) filed a Certificate of Dissolution with the Secretary of State of Delaware on September 3, 2019. The Delaware Court of Chancery has not appointed any trustee or receiver for the Seller pursuant to Section 279 of the Delaware General Corporation Law and no creditor, stockholder or director of Seller has made any application to the Delaware Court of Chancery to appoint any such trustee or receiver. Seller has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby.

4.2     Power and Authority. The execution, delivery, and performance of this Agreement and consummation of the transactions contemplated herein, by Seller:

(a)     are within its powers and will not conflict with or result in a breach of its articles of incorporation or bylaws or equivalent organizational documents;

(b)     have been duly authorized by all appropriate corporate action;

(c)     will not violate any Law or Judgment to which Seller or the Purchased Assets may be subject;

(d)     do not require any permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any person or Governmental Authority; and

(e)     will not violate or breach any provision of, or cause or result in the acceleration, extinguishment or termination (whether or not with notice or lapse of time or both) of any rights or obligations under the Assigned License Agreement or, to Seller’s Knowledge, any Assigned Contract.

4.3     Binding Agreement. This Agreement has been duly executed and delivered by Seller and, assuming due authorization, execution and delivery by Buyer, constitutes a legal, valid and binding obligations of Seller and is and will be enforceable against Seller in accordance with the terms hereof.

4.4     Litigation. There is no, and there has not been since January 1, 2020, any Proceeding, or, to Seller’s Knowledge, any Proceeding threatened against Seller or any of its Affiliates, in each case in respect of the Purchased Assets, including to Seller’s Knowledge that asserted or assert the infringement, misappropriation or other violation of any Third Party intellectual property in connection with the Purchased Assets or challenged or challenge Seller or any of its Affiliates regarding the ownership of or rights to use, license or otherwise exploit the Purchased Assets or rights to Develop, manufacture, commercialize or otherwise exploit any of the Compounds.

4.5     Title. Seller solely owns all right, title and interest in and to, or has a valid transferable license to, the Purchased Assets, free and clear of Encumbrances. The Purchased Assets compromise substantially all of Seller’s assets to which the Assigned License Agreement relates.

4.6     Contracts. There are no Contracts related or otherwise directly pertaining to any of the Purchased Assets other than the License Agreement, the Assigned Contracts and this Agreement. Buyer either has been supplied with, or has been given reasonably access to, a true and correct copy of the Assigned License Agreement. The Assigned License Agreement (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is valid and binding on Seller and is in full force and effect. As of the date of this Agreement, Seller has not violated or breached, or committed any default under, the Assigned License Agreement or, to Seller’s Knowledge, any Assigned Contract; and to the Knowledge of Seller, as of the date of this Agreement, no other Person has violated or breached, or committed any material default under, the Assigned License Agreement or any Assigned Contract, and Seller has not received any notice of termination of the License Agreement from Vertex Pharmaceuticals Incorporated and any other notice or communication from Vertex Pharmaceuticals Incorporated alleging that Seller has breached, violated or otherwise failed to perform any of its obligations under the Assigned License Agreement or indicating that Vertex Pharmaceuticals Incorporated intends to terminate the Assigned License Agreement.

4.7     Compliance with Laws. Since January 1, 2020, Seller and its Affiliates, in each case in respect of the Purchased Assets, are and have been in material compliance with all Laws applicable to the Purchased Assets, the Development of the Compounds and the ownership, operation and use of the Purchased Assets.

4.8     Regulatory Material and Technical Information.

(a)     The Regulatory Material and Technical Information represent all regulatory and technical documents used by or under the control of Seller or its Affiliates or any other person on behalf of Seller or its Affiliates that relate to the Compounds.

(b)     Seller owns or controls the Regulatory Material and Technical Information to be transferred hereunder and has the right to transfer ownership or control thereof to Buyer pursuant to the transactions contemplated by this Agreement.

4.9     Brokers, Finders. No finder, broker, agent, or other intermediary acting on behalf of Seller is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

4.10     Disclaimer of Other Representations and Warranties. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO BUYER OR ITS RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION, EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 4, (A) SELLER DOES NOT MAKE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER, THE PURCHASED ASSETS (INCLUDING ANY CONSENTS OR APPROVALS REQUIRED IN CONNECTION THEREWITH) OR THE BUSINESS OR ANY INFORMATION PROVIDED OR MADE AVAILABLE TO BUYER IN CONNECTION HEREWITH, INCLUDING ANY WARRANTY WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED; AND (B) ALL OF THE PURCHASED ASSETS AND LIABILITIES TO BE SOLD, CONVEYED, ASSIGNED, TRANSFERRED OR ASSUMED, AS APPLICABLE, IN ACCORDANCE WITH THIS AGREEMENT, SHALL BE

SOLD, CONVEYED, ASSIGNED, TRANSFERRED OR ASSUMED ON AN “AS IS, WHERE IS” BASIS AND BUYER SHALL RELY SOLELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF AS WELL AS THE REPRESENTATIONS AND WARRANTIES OF SELLER SET FORTH IN THIS SECTION 4.

5.     Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the following statements are true, correct and complete as of the date hereof:

5.1     Existence and Capacity. Buyer is a limited liability company, duly organized and validly existing in good standing under the laws of the State of Delaware. Buyer has the requisite power and authority to enter into this Agreement, to perform its obligations hereunder and consummate the transactions contemplated hereby, and to conduct its business as now being conducted.

5.2     Power and Authority. The execution, delivery, and performance of this Agreement and consummation of the transaction contemplated herein, by Buyer:

(a)     are within its powers, are not in contravention of law or of the terms of its certificate of formation, limited liability company agreement or equivalent organizational documents;

(b)     have been duly authorized by all appropriate limited liability company action;

(c)     will not violate any statute, law, rule, or regulation, or any judgment, decree, writ or injunction of any court or Governmental Authority, to which Buyer may be subject; and

(d)     do not require any permit, consent, waiver, approval or authorization of, or declaration to or filing or registration with, any person or Governmental Authority.

5.3     Binding Agreement. This Agreement has been duly executed and delivered by Buyer and, assuming due authorization, execution and delivery by Seller, constitutes a legal, valid and binding obligations of Buyer and is and will be enforceable against Buyer in accordance with the terms hereof.

5.4     Capital Stock of Buyer.

(a)     As of the date of this Agreement, the authorized capital of Buyer consists of 50,000,0000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share..

(b)     As of the date of this Agreement, a total of 7,376,690 shares of Buyer’s common stock are issued and outstanding (not including 40,000 issued and outstanding restricted stock units) and no shares of Buyer’s preferred stock are issued and outstanding.

(c)     Buyer has reserved an aggregate of 1,048,772 shares of Buyer’s common stock for issuance pursuant to outstanding options and warrants.

(d)     Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, convertible or exchangeable securities or contracts or obligations of any kind (contingent or otherwise) to which Buyer is a party or by which it is bound obligating Buyer, directly or indirectly, to issue, deliver or sell, or cause to be issued, delivered or sold, additional equity interests of Buyer or obligating Buyer to issue, grant, extend or enter into any such security, option, warrant, call, right, contract or obligation. There are no outstanding obligations of the Buyer (contingent or otherwise) to repurchase, redeem or otherwise acquire, directly or indirectly, any equity interests of Buyer. There are no outstanding stock-appreciation rights, stock-based performance units, “phantom” stock rights or other contracts or obligations of any character (contingent or otherwise) pursuant to which any Person is or may be entitled to receive any payment or other value based on the revenues, earnings or financial performance or other attribute of Buyer or its businesses or assets or calculated in accordance therewith. There are no agreements among Buyer’s equityholders with respect to the voting or transfer of Buyer’s equity interests or with respect to any other aspect of Buyer’s affairs. There are no bonds, debentures, notes or other Indebtedness of Buyer outstanding having the right to vote (or convertible into, or exchangeable for, equity having the right to vote) on any matters on which any equityholders of Buyer may vote.

5.5     Brokers; Finders. No finder, broker, agent, or other intermediary acting on behalf of Buyer is entitled to a commission, fee, or other compensation in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

BUYER’S ACKNOWLEDGEMENTS. BUYER ACKNOWLEDGES, ON BEHALF OF ITSELF AND ITS AFFILIATES, THAT EXCEPT AS SET FORTH IN SECTION 4, NONE OF SELLER, ITS AFFILIATES OR THEIR RESPECTIVE REPRESENTATIVES (COLLECTIVELY, THE “SELLER PARTIES” AND EACH A “SELLER PARTY”) OR ANY OTHER PERSON HAS MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO THE PURCHASED ASSETS, THE BUSINESS, THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREUNDER, AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY DISCLAIMED. BUYER ACKNOWLEDGES, ON BEHALF OF ITSELF AND ITS AFFILIATES THAT, SHOULD THE CLOSING OCCUR, BUYER SHALL ACQUIRE THE PURCHASED ASSETS WITHOUT ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, AS TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, IN AN “AS IS” CONDITION AND ON A “WHERE IS” BASIS, EXCEPT AS OTHERWISE EXPRESSLY REPRESENTED OR WARRANTED IN THIS AGREEMENT. CONSEQUENTLY, BUYER ACKNOWLEDGES AND AGREES THAT (I) OTHER THAN WITH RESPECT TO SELLER’S REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 4 OF THIS AGREEMENT, NO SELLER PARTY HAS PROVIDED OR OTHERWISE FURNISHED ANY WARRANTY OR REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF INFORMATION PROVIDED BY THE SELLER PARTIES, EITHER DIRECTLY OR INDIRECTLY, TO BUYER AND/OR ITS REPRESENTATIVES IN CONNECTION WITH THIS TRANSACTION; AND (II) THEREFORE BUYER WAIVES ANY RIGHT IT MAY HAVE AGAINST THE SELLER PARTIES FOR ANY LOSS OR DAMAGE RESULTING FROM THE USE OF SUCH INFORMATION (OR OMISSION TO PROVIDE ANY OTHER INFORMATION) OTHER THAN WITH RESPECT TO THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 4 OF THIS AGREEMENT.

6.     Certain Covenants.

6.1     Public Announcements; Confidentiality. Buyer and Seller shall consult with each other and shall mutually agree in writing (such agreement not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and neither of the Parties shall issue any such press release or make any public statement with respect to the transactions contemplated by this Agreement prior to such consultation and agreement, except as may be required by any applicable Law, any Governmental Authority or the rules or regulations of any stock exchange or Governmental Authority; provided, however, that each Party shall give reasonable prior notice to the other Parties of the content and timing of any such press release or other public statement required by applicable Law, any Governmental Authority or the rules or regulations of any stock exchange or Governmental Authority.

6.2     Technology Transfer. At and following the Closing Date, Seller shall provide all reasonable assistance requested by Buyer to fully consummate the transfer of the Technical Information, the Regulatory Material, the Know How and related Purchased Asset to enable Buyer (or its Affiliate or designated third party manufacturer, as applicable) to reasonably implement the manufacture and Development of the Compounds by Buyer or its Affiliate or designated third party manufacturer, as applicable.

7.     Indemnification.

7.1     Indemnification by Seller. Seller shall defend and hold Buyer and its Affiliates and the members, stockholders, directors, officers, partners, employees, successors, assigns, representatives and agents of each of them in their capacities as such (collectively, the “Buyer Indemnified Persons”), harmless and indemnify and keep indemnified each of them from and against, and Seller waives any claim for contribution or indemnity from any of Buyer Indemnified Persons with respect to, any and all Liabilities, expenses or costs (“Losses”), including reasonable attorneys’ fees and expenses incurred in connection with Losses (in all, “Indemnified Losses”), actually suffered or actually incurred by any of them resulting from or arising out of:

(a)     the non-fulfillment, non-performance, violation or breach of any agreement, covenant, representation, warranty, or other obligation of Seller made or incurred under or pursuant to this Agreement;

(b)     the ownership, use or possession of the Purchased Assets, or the operation of the Business, prior to the Effective Time;

(c)     the ownership, use or possession of the Excluded Assets; or

(d)     the Excluded Liabilities.

7.2     Indemnification by Buyer. Buyer shall hold Seller and its Affiliates, and the members, stockholders, directors, officers, partners, employees, successors, assigns, representatives and agents of each of them in their capacities as such (collectively, the “Seller Indemnified Persons”) harmless and indemnify each of them from and against any and all Indemnified Losses actually suffered or actually incurred by any of them, resulting from or arising out of:

(a)      the non-fulfillment, non-performance, violation or breach of any agreement, covenant, representation, warranty, or other obligation of Buyer made or incurred under this Agreement;

(b)     the ownership, use or possession of the Purchased Assets, or the operation of the Business, at any time from and after the Effective Time; or

(c)     the Assumed Liabilities.

7.3     Limitations on Indemnification Obligations. Notwithstanding anything to the contrary herein or otherwise,

(a)     none of the Buyer Indemnified Persons or Seller Indemnified Persons shall be entitled to recover or assert any claim under Section 7.1 or Section 7.2, respectively, until the total amount of Losses in respect of such claim or series of related claims thereunder exceed on a cumulative basis an amount equal to Ten Thousand Dollars ($10,000) (the “De Minimis Threshold Amount”) after which all such Losses shall be recoverable from dollar-one;

(b)     the maximum aggregate liability of Seller for any and all Indemnified Losses pursuant to Section 7.1 shall not exceed an amount equal to the total aggregate value of the Deferred Total Payment actually received, or to be actually received prior to any set-off in accordance with Section 7.1(c), by Seller; and

(c)     Buyer’s sole recourse hereunder to Seller for any and all Indemnified Losses pursuant to Section 7.1 shall be to set off any such Indemnified Losses to the extent actually incurred or actually suffered, against any payments due to Seller hereunder of any Deferred Cash Payment, any Deferred Stock Payment and/or any Deferred Sublicensing Consideration (for the avoidance of doubt, Buyer acknowledges and agrees that Buyer shall have no right of direct recourse to Seller or its Affiliates for any such Indemnified Losses other than such right of set-off in accordance with the foregoing).

7.4     Notice of Claim. In the event that Buyer seeks indemnification on behalf of a Buyer Indemnified Person, or Seller seeks indemnification on behalf of a Seller Indemnified Person, such Party seeking indemnification (the “Indemnified Party”) shall give reasonably prompt written notice (the “Indemnity Claim Notice”) to the indemnifying Party (the “Indemnifying Party”) specifying the facts constituting the basis for such claim and the amount, to the extent known, of the claim asserted; provided, however, that the right of a person to be indemnified hereunder shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually damaged thereby. Subject to the terms hereof, the Indemnifying Party may deliver written notice to the Indemnified Party disputing such claim in whole or in part. In cases where the Indemnifying Party disputes a claim hereunder, the Indemnified Party shall promptly consult with the Indemnifying Party in an effort to resolve the dispute. For the avoidance of doubt, if Seller is the Indemnifying Party, Buyer may, as the Indemnified Party, withhold any amounts it reasonably believes in good faith constitute Indemnified Losses which are recoverable hereunder by a Buyer Indemnified Person from any Deferred Total Payment pending the resolution of any such dispute. For all Tax purposes, all indemnification payments under this Section 7 shall be treated by the Parties as adjustments to the Purchase Price to the extent permitted by applicable Law

7.5     Right to Contest Claims of Third Parties.

(a)     If an Indemnified Party is entitled to indemnification hereunder with respect to a claim resulting from or arising out of the assertion of Liability or any other claim or the commencement of any suit, action or proceeding asserted by any claimant other than a Buyer Indemnified Person or a Seller Indemnified Person hereunder (each a “Third Party Claim”), the Indemnified Party shall give the Indemnifying Party reasonably prompt notice thereof after receipt by the Indemnified Party of written notice of such Third Party Claim; provided, however, that the right of a person to be indemnified hereunder in respect of Third Party Claims shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is actually prejudiced thereby. Except as otherwise provided in this Section  7.5, the Indemnifying Party shall then have the right, upon written notice to the Indemnified Party (a “Defense Notice”) within twenty (20) days after receipt from the Indemnified Party of notice of such Third Party Claim, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, contest, or settle the Third Party Claim, provided that such written notice shall only be deemed to be a “Defense Notice” hereunder, and the Indemnifying Party shall only be entitled to investigate, contest or settle such Third Party Claim, if, in such written notice, the Indemnifying Party has unconditionally acknowledged to the Indemnified Party in writing its obligation to indemnify and to keep indemnified in full the persons to be indemnified hereunder with respect to such Third Party Claim and to discharge in full any cost or expense arising out of such investigation, contest or settlement and, in the case where Seller is the Indemnifying Party, has provided evidence of its wherewithal to assume such defense. Notwithstanding the Indemnifying Party’s election to assume the defense of a Third Party Claim, the Indemnified Party shall have the right to participate in (but not control) the defense of any such Third Party Claim with its own counsel at its own expense, unless separate representation is necessary to avoid a conflict of interest, in which case such representation shall be at the expense of the Indemnifying Party. In the event that the Indemnifying Party shall fail to deliver the Defense Notice to the Indemnified Party within said 20-day period, (i) the Indemnified Party shall have the right to undertake sole control over said defense, compromise, or, subject to the provisions set forth below, settlement of such Third Party Claim, (ii) the Indemnifying Party will reasonably cooperate with and, at its sole expense, make available to the Indemnified Party such assistance and materials as it may reasonably request, and (iii) the Indemnifying Party may at its sole expense participate in (but not control) the defense assisted by counsel of its own choosing, and the Indemnifying Party, if it is required to provide indemnification under this Agreement, will be liable for all costs, including reasonable attorneys’ fees and expenses, and settlement amounts paid or incurred in connection therewith. The Parties shall make available to each other all relevant information in their possession relating to any such Third Party Claim and shall render to each other such assistance as they may reasonably require of each other and shall cooperate in good faith with each other in order to ensure the proper and adequate defense thereof.

(b)     In the event that the Indemnifying Party delivers a Defense Notice with respect to such Third Party Claim within twenty (20) days after receipt thereof and thereby elects to conduct the defense of the subject claim, (i) the Indemnifying Party shall be entitled to have control over said defense and, subject to the provisions set forth below, settlement of the subject claim, (ii) the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, (iii) the Indemnified Party shall have the rights at its expense to participate in the defense assisted by counsel of its own choosing and

(iv) the Indemnifying Party at all times shall represent the interests of the Indemnified Party in good faith and shall actively conduct the defense of the Third Party Claim in a competent and diligent manner after assuming control of the defense in order to maintain control of the defense. In such an event, the Indemnifying Party will not settle the subject claim or consent to the entry of any judgment without the prior written consent of the Indemnified Party (which consent will not be unreasonably withheld, conditioned or delayed) unless (x) it provides for the unconditional release of the Indemnified Party and poses no reasonable danger of establishing a precedent that may be adverse to the Indemnified Party’s interest, (y) there is no finding or admission of any violation of Law or any violation of the rights of any person, or finding of responsibility or liability on the part of the Indemnified Party, or obligation of the Indemnified Party for any damages or other amount, or any Lien on any property of the Indemnified Party, or any sanction or injunction of, restriction upon the conduct of any business by, or other equitable relief upon the Indemnified Party, and (z) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party, in which cases the consent of the Indemnified Party shall not be required. The Indemnified Party shall have no liability with respect to any compromise or settlement of such Third Party Claims effected without its consent when such consent is required hereunder.

(c)     Notwithstanding anything to the contrary contained in this Section 7.5, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control, including the right to select defense counsel, over the defense or settlement of any Third Party Claim (i) that seeks any relief other than monetary damages, including without limitation a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) that involves potential criminal liability or a claim by a Governmental Authority against the Indemnified Party, (iii) that, if the defense is unsuccessful, would set a precedent that would materially interfere with, or have a material and adverse impact on the business or financial condition of the Indemnified Party, or (iv) that involves potential liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. In such event, the Indemnifying Party will still be subject to its obligations hereunder, and the Indemnified Party will not settle the subject Third Party Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld, conditioned or delayed.

8.     Miscellaneous.

8.1     Notices. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and delivered (a) when sent, if sent by facsimile or electronic mail, provided that in the case of electronic mail, receipt of such electronic mail is promptly confirmed by the recipient by electronic mail, (b) when delivered, if delivered personally to the intended recipient, and (c) one (1) Business Days following the deposit with an international courier service that maintains records of receipt, in each case, addressed at the address shown in this Section 8.1 for, or such other address as may be designated in writing hereafter by, such Party:

If to Buyer:

NeuroClear Technologies, Inc.

54 Wilton Road, 2nd Floor

Westport, CT 06880

Attention: Kenneth Londoner

with a copy to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, NY 10012

Attention: Rick Werner, Esq. and Greg Kramer, Esq.

If to Seller:

Trek Therapeutics PBC

125 Cambridgepark Dr.

Cambridge, MA 02140

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, NY 10020

Attention: Michael J. Lerner and Sam E. Khan

Any Party may, by notice to the other Party, change the address and contact person to which any such notices are given.

8.1     Entire Agreement; Survival. This Agreement and the Schedules and Exhibits hereto embody the entire agreement and understanding of the Parties with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to such subject matter. This Agreement shall be deemed to have been drafted by both Parties and, thus, shall not be construed as to any provision against either Party on account of the authorship (assumed or actual) of any provision. The representations, warranties, covenants and other agreements made by the Parties herein shall survive until the eighteen month (18) anniversary of the Closing Date.

8.2     Severability. If any covenant or provision hereof is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the invalidity of any other covenant or provision, each of which is hereby declared to be separate and distinct, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the Parties as evidenced hereby. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable. If any provision of this Agreement is declared invalid or unenforceable for any reason other than overbreadth, the offending provision will be modified so as to maintain the essential benefits of the bargain among the Parties hereto to the maximum extent possible, consistent with applicable Law and public policy.

8.3     Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned (by operation of Law or otherwise) by a Party without the prior written consent of the other Party; provided, however, that Buyer shall have the right to transfer, assign, license, sublicense or otherwise encumber all or any portion of its rights hereunder without the prior written consent of Seller; provided, further, that no such transfer or assignment shall relieve Buyer of its obligations hereunder.

8.4     Further Assurances. From time to time, as and when requested by either Party, each of the Parties will, at its expense (except as otherwise expressly provided in this Agreement), execute such additional documents (including the IP Matters Agreement) and take such further actions as may be reasonably requested to carry out the provisions hereof and consummate and evidence the transactions contemplated hereby, including executing and delivering or causing to be executed and delivered to the other Party such additional documents as the other Party or its counsel may reasonably request as necessary for such purpose.

8.5     Execution. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument. Each shall be considered signed when the signature of a Party is delivered by facsimile, electronic signature or electronic (email) transmission to the other Party, when it is delivered in a manner that reasonably identifies the signatory as the Party named. Such electronic signatures shall be treated in all respects as having the same effect as an original signature. If requested by any Party, documents bearing an original signature may be subsequently and promptly submitted to replace copies bearing electronic signatures. The Parties to this document agree that a copy of the original signature (including an electronic copy) may be used for any and all purposes for which the original signature may have been used.

8.6     Headings; Interpretation. Words such as “herein”, “hereinafter”, “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a section, paragraph or clause in which such words appear, unless the context otherwise require; “including” means including without limitation; “include” and “includes” shall be similarly construed. Enumerative references to sections, paragraphs or clauses, or exhibits, without reference to an explicit agreement, document or exhibit, refer to this Agreement or exhibits attached to this Agreement, as applicable. All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. Except where the context otherwise requires, the word “or” is used in the inclusive sense (and/or). All dollar amounts herein are expressed in U.S. dollars. The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement. All Exhibits and Schedules referred to in this Agreement are integral parts of this Agreement and are hereby incorporated into this Agreement as if fully set forth herein and all statements appearing therein shall be deemed to be representations. The word “will” shall be construed to have the same meaning as the word “shall”. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Any reference to any statute herein shall also be deemed to refer to all rules and regulations promulgated thereunder. References to a person are also to its successors and permitted assigns.

8.7     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, United States of America, applicable to contracts to be carried out wholly within such State, without reference to its conflict of laws principles that might apply the law of another jurisdiction.

8.8     Submission to Jurisdiction. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the federal courts located in Delaware, or if such courts do not have jurisdiction, in any other Delaware state court, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, and each of the Parties agrees to commence any action, suit or proceeding relating hereto in the federal courts located in Delaware or, if such courts do not have jurisdiction, in any state courts located in Delaware. Each of the Parties further agrees that service of any process, summons, notice or document by U.S. registered mail to such Party’s respective address set forth above shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction pursuant to this Section 8.8. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the above noted jurisdictions, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

8.9     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BETWEEN THE PARTIES, DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY ANCILLARY AGREEMENT, OR ANY TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR ANY DISPUTES RELATED HERETO OR THERETO. EACH PARTY HERETO (A) CERTIFIES THAT NO AGENT, REPRESENTATIVE OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.9.

8.10     Schedules. Disclosure of any item in any Section of the Schedules referenced by a particular Section in this Agreement shall be deemed to have been disclosed with respect to any other Section in this Agreement only if the relevance of such disclosure to such other Section(s) is reasonably apparent on its face (without the benefit of context or reference to underlying documentation), including by way of a reference or cross-reference thereto.

8.11     No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

8.12     Waiver and Modification. This Agreement may be amended, modified or supplemented only by an agreement in writing signed by authorized representatives of each Party. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.13     Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise expressly provided in this Agreement, each Party hereto will pay its own expenses incident to this Agreement and the transactions contemplated herein and therein.

8.14     Specific Performance. The Parties hereto agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of such provisions

[Signature Pages, Exhibits and Schedules follow]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Agreement to be executed as of the date first above written.

Buyer:

NeuroClear Technologies, Inc.

By:     /s/ Ken Londoner

Name:     Ken Londoner

Title:     CEO

Seller:

Trek Therapeutics, PBC

By:     /s/ Jerome B. Zeldis

Name:     Jerome B. Zeldis

Title:     CEO